Exhibit 10.5

CONSENT TO SUBLEASE AGREEMENT

This Consent to Sublease Agreement (this “Consent”) is made by and among M&E, LLC (“Landlord”), Peacock Construction, Inc. (“Tenant”) and Jaguar Health, Inc. (“Subtenant”), in connection with a certain sublease dated as of August 31, 2020 by and between Tenant and Subtenant (the “Sublease;” and the premises subleased thereby are referred to herein as the “Subleased Premises”). The Sublease is a sublease under a certain Office Lease dated as of June 7, 2011 by and between Tenant and Landlord as amended by that certain First Extension of Lease made on January 26, 2018, (the “Master Lease”). A copy of the Sublease is attached hereto as Exhibit A. Landlord hereby consents to the subletting by Tenant to Subtenant on the following terms and conditions:

1.         Definitions. All capitalized terms used herein will have the meanings ascribed in the Sublease, or, if not defined therein, in the Master Lease.

2.         Scope of this Consent. Nothing in this Consent or the Sublease shall: (i) constitute approval or ratification by Landlord of any of the provisions of the Sublease or any other agreement relating thereto (other than the actual demise of the Subleased Premises to Subtenant from Tenant) or constitute a representation or warranty on behalf of Landlord; (ii) waive or release Tenant from any of its obligations under the Master Lease or any other document affecting the Leased Premises or Subleased Premises, or waive any present or future default of Tenant under the Master Lease; (iii) modify, waive, amend or affect any provisions, covenants or conditions of the Master Lease or any rights or remedies of Landlord thereunder; or (iv) be construed as an acknowledgment of any obligation of Landlord to Subtenant under the Master Lease with respect to the Subleased Premises. This Consent is not assignable, and Landlord reserves the right to consent (or withhold consent) with respect to any other matter set forth in the Master Lease, including, without limitation, any further sublettings or occupancies of all or any portion of the Leased Premises, or assignments or other transfers of all or any portion of the Master Lease or any sublease or assignment. Landlord makes no representations or warranties of any kind in connection with the Sublease or this Consent, and Landlord takes no position as to whether any of the representations or warranties made by Tenant in the Sublease are true or correct.

3.         Master Lease Superior. Subtenant acknowledges that any rights or remedies it has under the Sublease are derived from the Master Lease and, notwithstanding anything to the contrary contained herein or in the Sublease, Subtenant agrees to be bound by all of the terms and conditions of the Master Lease as fully and completely as if Subtenant were the original tenant under the Master Lease (except that Subtenant shall be obligated to pay the rental reserved under the Sublease with respect to the Subleased Premises).

4.         Liability of Tenant. Tenant is and shall remain primarily liable for all charges incurred with respect to the Premises, including the Subleased Premises and for the full performance of all covenants and conditions set forth in the Master Lease (including, without limitation, all insurance and indemnity obligations (whether arising from any use of the Leased Premises or Subleased Premises by Tenant or Subtenant), the obligation to cure any default under or breach of the Master Lease (whether such default is caused by Tenant, Subtenant or anyone claiming by, through or under either) and the obligation to make all payments under the Master Lease directly to Landlord).

5.         Termination of Master Lease. If, at any time prior to the expiration or earlier termination of the term of the Sublease or Master Lease (or Subtenant’s or Tenant’s right to possession thereunder) or if the Master Lease or Sublease shall expire or be sooner terminated for any reason, then the Sublease shall simultaneously terminate. If such termination occurs, Subtenant shall vacate the Subleased Premises on or before the date of termination, and Subtenant hereby waives any right to receive any notice to quit in connection with such vacation or termination of its right to possess the Subleased Premises. Notwithstanding the foregoing, at Landlord’s option and upon written demand from Landlord, Subtenant shall attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Master Lease (except that the Leased Premises shall be the Subleased Premises and the rent set forth in the Sublease shall be substituted for the annual Basic Rent and Tenant’s Share of Basic Operating Cost set forth in the Master Lease). In no event, however, shall Landlord be (a) liable for any act or omission of Tenant, (b) subject to any offsets or defenses which Subtenant had or might have against Tenant, (c) bound by any rent or other payment paid by Subtenant to Tenant more than thirty (30) days in advance, (d) bound by any amendment to the Sublease not consented to in writing by Landlord; or (e) bound by any security deposit paid to Tenant unless such security deposit is actually received by Landlord. Subtenant agrees to execute from time to time documents reasonably satisfactory to Landlord in confirmation of said attornment. The provisions of this Paragraph shall be self-operative and shall apply notwithstanding the fact that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Master Lease. Nothing contained in this Paragraph shall be construed to impair or modify any right otherwise exercisable by Landlord, whether under the Master Lease or any other agreement, at law or in equity, including, without limitation, the right to terminate Subtenant’s right to occupy the Subleased Premises if Landlord elects not to recognize Subtenant. If Subtenant shall continue in possession of any portion of the Subleased Premises after the termination of the Master Lease without Landlord’s express written permission, then such holdover shall be deemed to be an Event of Default under the Master Lease (for which no notice or cure period shall be applicable), entitling Landlord to all rights and remedies afforded to Landlord under the Master Lease, at law or in equity. Tenant shall immediately and vigorously pursue against Subtenant all rights and remedies available to Tenant under the Sublease, at law or in equity in order to remedy such holdover.

6.         Indemnity. Subtenant shall indemnify, defend and protect Landlord and hold harmless of and from any and all claims, proceedings, loss, cost, damage, causes of action, liabilities, injury or expense arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting directly or indirectly from the use or occupancy of the Subleased Premises or activities of Subtenant or its agents, employees, contractors or invitees in, on or about the Subleased Premises or Project, including claims arising out of Landlord’s own negligence or intentional acts, except to the extent specifically covered under any indemnity of Landlord to Tenant under the Lease, such indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claims. Notwithstanding anything to the contrary in the Master Lease and/or this Consent, Landlord has assumed no duty to directly indemnify Subtenant under the Sublease or Master Lease, and Landlord hereby expressly disclaims any such obligation.

7.         Insurance. Subtenant hereby agrees, specifically for the benefit of Landlord that it shall maintain the insurance required to be maintained by Tenant under the Sublease, and further agrees that notwithstanding anything to the contrary contained in the Sublease, it shall name Landlord, Landlord’s property manager from time to time and, if requested by Landlord, Landlord’s lender as additional insureds tinder any policies of commercial liability insurance maintained by Subtenant. Subtenant shall, on or before the Effective Date, provide Landlord with a certificate of insurance or other evidence satisfactory to Landlord, that Subtenant has obtained the insurance required hereunder.

8.         Notices.

(a)        Subtenant shall simultaneously deliver a copy to Landlord of all notices sent to Tenant, in the manner set forth in the Master Lease to the address of Landlord set forth in the Master Lease, In addition, Tenant shall send to Landlord any notices sent to Subtenant under the Sublease. All notices to Subtenant shall be sent to the Subleased Premises.

(b)        Landlord shall have no obligation to deliver to any other party copies of any notices under the Master Lease that are sent to Tenant or under the Sublease that are sent to Subtenant.

9.         Ratification. By executing this Consent, each of Tenant and Subtenant acknowledges and agrees to be bound by all of the terms and conditions of this Consent, and each acknowledges that Landlord has agreed to execute this Consent based upon Tenant’s, and Subtenant’s acceptance of the terms and conditions hereof. As further inducement for Landlord to grant its consent to the Sublease, Tenant represents and warrants to Landlord, to the best of its knowledge as of the date hereof, that Tenant has no claims, counterclaims, defenses or set-offs against Landlord arising from or out of a breach or default by Landlord under the Master Lease, that neither Landlord nor Tenant is in default under any terms of the Master Lease, nor has any event occurred which, with the passage of time or giving of notice (or both), will constitute an Event of Default under the Master Lease, and that no fact or circumstance exists which would permit Tenant to terminate the Master Lease.

10.       Broker. Tenant and Subtenant each represent and warrant that, no broker, agent, or finder is or might be entitled to a commission or compensation from Landlord in connection with the Sublease. Subtenant and Tenant, jointly and severally, each shall indemnify and hold harmless Landlord from and against any claims or causes of action for a commission or other form of compensation arising from the Sublease asserted by any person or entity. The provisions of this paragraph shall survive the termination or expiration of the Sublease and the Master Lease.

11.       Effectiveness of Consent. This Consent shall not be effective unless and until (a) Landlord executes same and (b) Tenant reimburses to Landlord all fees of Landlord incurred in reviewing the Sublease, preparing this consent and all other matters related to the subleasing transaction referred to herein (which date shall be referred to as the “Effective Date”). It is expressly understood that Landlord shall have no obligation whatsoever to commence its review of the final Consent prior to execution thereof by Landlord, unless Landlord receives, (a) an original Consent signed by Tenant, and Subtenant and, (b) all payments required by this Consent to be made to Landlord in connection with the execution hereof, and (c) all insurance certificates and other deliverables of Subtenant required under this Consent and the Sublease.

IN WITNESS WHEREOF, the parties hereto have executed this Consent to Sublease Agreement on this 31st day of August 2020.

LANDLORD:		TENANT:

M&E, LLC		Peacock Construction, Inc.
a California Limited Liability Company		a California corporation

By:	/s/ Elsie Sze	By:	/s/ Kyle W. Peacock
	Name: Elsie Sze		Name: Kyle W. Peacock
	Its: Director		Its: CEO

SUBTENANT:

Jaguar Health, Inc.
a Delaware corporation

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Its: President & CEO